BNC Bancorp Announces Increase in Earnings for Second Quarter 2012

HIGH POINT, N.C., July 30, 2012 /PRNewswire/ -- BNC Bancorp (NASDAQ: BNCN) ("Company"), parent company for Bank of North Carolina ("Bank"), today reported financial results for the second quarter of 2012.

(Logo: http://photos.prnewswire.com/prnh/20030917/BNCLOGO )

For the quarter ended June 30, 2012, net income totaled $2.3 million, an increase of 44% compared to the $1.6 million for the quarter ended June 30, 2011. Net income available to common shareholders was $1.7 million, or $0.13 per diluted share, an increase of 70% compared to the $992,000, or $0.10 per diluted share, reported for the second quarter in 2011. During the three months ended June 30, 2012, the Company incurred $1.1 million of expenses associated with merger and acquisition activities, which reduced after-tax diluted earnings per share by $0.05.

For the six months ended June 30, 2012, net income totaled $4.0 million, an increase of 29% compared to $3.1 million for the six months ended June 30, 2011. Net income available to common shareholders for the six months ended June 30, 2012 was $2.8 million, or $0.24 per diluted share, compared to $1.9 million, or $0.19 per diluted share, for the six months ended June 30, 2011. During the six months ended June 30, 2012, the Company incurred $2.3 million of expenses associated with merger and acquisition activities, which reduced after-tax diluted earnings per share by $0.11.

Total assets at June 30, 2012 were $2.44 billion, an increase of $296.1 million, or 14%, compared to $2.15 billion at June 30, 2011. The increase was due to strong organic growth in our North Carolina franchise, along with the acquisition and integration of Carolina Federal Savings Bank ("Carolina Federal"), Regent Bank of South Carolina ("Regent") and Blue Ridge Saving Bank ("Blue Ridge") during this period.

Highlights for Quarter ended June 30, 2012:

  Marketed and closed a $72.5 million private capital raise which converted to common equity as of July 20, 2012
    Priced at a 6% discount to the 30 day average trading price
  Announced the agreement to acquire First Trust Bank in Charlotte, North Carolina
    $438 million in assets; $228 million in loans; and $374 million in deposits
  Acquired Carolina Federal Savings Bank in Charleston, South Carolina through a FDIC-assisted transaction
    $53 million in deposits; $29 million in performing loans; and no non-performing assets
  Announced the agreement to acquire two full-service offices in Cary and Chapel Hill, North Carolina
  Completed our annual Safety and Soundness examination
  Classified assets declined from $143 million to $116 million
  Grew core deposits by $108 million and reduced wholesale funding by $135 million
  Net income available to common shareholders increased to $0.13 per diluted share, compared to $0.10 in Q2 of 2011, and $0.11 in Q1 of 2012
  Mortgage division closed over $68 million in new loan originations during the quarter, resulting in income and fees of over $1.5 million
  Loan pipeline remains strong in each of our newer markets.

W. Swope Montgomery, Jr., President and CEO, noted, "The accomplishments during the second quarter will certainly transform our Company and propel us into the future with even greater momentum and financial strength. The closing of the institutionally based $72.5 million capital raise provides much needed capital to continue our strategic and opportunistic expansion plans, as well as increasing our daily trading volume. The announcement of the First Trust acquisition in Charlotte further expands our presence in the fastest growing market in the Carolinas, and creates greater efficiencies in that region. The FDIC assisted transaction of Carolina Federal in the Charleston, SC market was a strategic fit to our coastal franchise and resulted in a $7.7 million one-time financial gain. Also during the quarter we announced the agreement to purchase branches in Cary and Chapel Hill, NC that will expand our presence in the dynamic Triangle market, further complementing our announced acquisition of KeySource Commercial Bank in Durham.

With sizable one-time revenues and expenses in the second quarter, management felt it was prudent to continue to aggressively reserve for potential credit impairments in both the covered and non-covered portfolios. The covered loan portfolio at the South Carolina coast required additional reserves for identified impairments and cash flow variances, particularly in the land category, as new appraisals were obtained on a majority of the troubled portfolio. Despite charge-offs in the non-covered portfolio increasing from prior quarters, the outsized quarterly provision brought our allowance to 1.91% of portfolio loans less fair value loans and 112% of non-covered non-performing loans. Despite the increase in the allowance, we are very pleased that classified assets declined during the quarter from $143 million to $116 million."

Montgomery continued, "We remain confident that the franchise we are building throughout the Carolinas is providing a solid foundation on which to optimize long-term shareholder returns in this new era of banking. Over the past four years the investment in a diversified footprint has been expensive; however, the recovery is taking hold much more quickly in our franchise that is concentrated in the higher growth counties, and the opportunities to leverage our regional and central infrastructure continue to be numerous. The accomplishments during the second quarter resulted in significant progress in executing our strategic plan to be the community bank of choice in the Carolinas."

Additional Operating Highlights from Second Quarter

Since June 2011, total portfolio loans have increased $231.7 million, or 15.2%. At June 30, 2012, the Company's loan portfolio included $284.6 million in loans covered under loss-share agreements and $1.48 billion of non-covered loans. The Company's acquisition of Blue Ridge increased loans covered under loss-share agreements by $65.6 million and the acquisitions of Carolina Federal and Regent increased loans not covered by loss-share agreements by $61.2 million. Loans acquired in connection with these transactions are accounted for under fair value and shown net of any related credit and yield adjustments, from acquisition date.

	Gross Loan Growth
	(dollars in thousands; unaudited)

	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011
Total portfolio loans	$ 1,760,287	$ 1,724,626	$ 1,709,483	$ 1,572,566	$ 1,528,547
Loans covered by loss-share, at fair value	284,579	307,097	320,033	262,673	283,685
Loans not covered by loss-share	$ 1,475,708	$ 1,417,529	$ 1,389,450	$ 1,309,893	$ 1,244,862

Loan growth (quarter/quarter):
Total portfolio loans	2.1%	0.9%	8.7%	2.9%	1.4%
Loans not covered by loss-share	4.1%	2.0%	6.1%	5.2%	2.4%
Annual growth of non-covered loans	18.5%

Total deposits at June 30, 2012 were $2.09 billion, an increase of $238.9 million from June 30, 2011, primarily from the $257.1 million of deposits assumed from our acquisitions of Carolina Federal, Regent and Blue Ridge. While overall deposit growth continues to be an emphasis, more important is the increase in transactional account deposits. Over the one-year period, transactional accounts, which are comprised of non-interest bearing and interest-bearing demand accounts, increased $176.2 million, or 18.3%, while wholesale deposits declined $158.3 million. When compared to year-end 2011, wholesale deposits decreased $184.7 million. At June 30, 2012, time deposits were 45.4% of total deposits, compared to 50.2% and 47.9% at December 31, 2011 and June 30, 2011, respectively.

	Total Deposit Growth
	(dollars in thousands; unaudited)

	6/31/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011
Non-interest bearing demand	$ 180,238	$ 162,857	$ 145,688	$ 130,978	$ 128,694
Interest-bearing demand	960,597	956,784	909,402	833,190	835,967
Time deposits	948,658	996,831	1,063,097	871,436	885,922
Total	$ 2,089,493	$ 2,116,472	$ 2,118,187	$ 1,835,604	$ 1,850,583

Deposit growth (quarter/quarter)	-1.3%	-0.1%	15.4%	-0.8%	-1.1%

Annual deposit growth	12.9%

Operating Results

Net interest income for the second quarter of 2012 was $18.2 million, an increase of $1.4 million from the comparable period last year. Net interest income for the six months ended June 30, 2012 was $36.8 million, an increase of $3.3 million from the comparable period last year. Fully taxable-equivalent ("FTE") net interest margin decreased by 13 basis points from the second quarter of 2011 to 3.71%. Compared to the first quarter of 2012, net interest margin (FTE) decreased 9 basis points from 3.80%.

During the second quarter of 2012, the Company's average yield on interest-earning assets decreased 29 basis points and 17 basis points when compared to the second quarter of 2011 and first quarter of 2012, respectively. Loan accretion during the second quarter of 2012 totaled $1.0 million, compared to $1.5 million in the first quarter of 2012 and $1.4 million in the second quarter of 2011.

During the second quarter of 2012, the Company's average cost of average interest-bearing liabilities decreased 13 basis points and 4 basis points when compared to the second quarter of 2011 and the first quarter of 2012, respectively. Decreases in the average cost of deposits were offset by cash flow hedging expenses totaling $1.9 million for each of the first and second quarters of 2012, and $1.0 million for the second quarter of 2011. Without the cash flow hedging included in deposit expense, net interest margin (FTE) for the second quarter of 2012 was 4.08%, compared to 4.06% for the second quarter of 2011 and 4.17% for the first quarter of 2012.

	Quarterly Average Yields / Costs (FTE)
	(unaudited)

	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011
Earning asset yield	5.26%	5.43%	5.80%	5.48%	5.55%
Cost of interest-bearing liabilities	1.60%	1.64%	1.62%	1.73%	1.73%
Cost of funds	1.47%	1.53%	1.52%	1.62%	1.62%
Net interest spread	3.65%	3.79%	4.18%	3.76%	3.82%
Net interest margin	3.71%	3.80%	4.18%	3.79%	3.84%

Net interest margin w/o hedging expense	4.08%	4.17%	4.51%	4.12%	4.06%

Non-interest income was $11.7 million for the second quarter of 2012 and $5.8 million for the first quarter of 2012, compared to $2.4 million for the prior year second quarter. Included in non-interest income for the second quarter of 2012 was $7.7 million of acquisition gain from a FDIC-assisted transaction and $238,000 of income associated with FDIC receivable and related loss-share receipts. Excluding FDIC related income, acquisition gains and the sales of investment securities, non-interest income was $3.7 million for the current quarter, an increase of 22.2% from the $3.0 million reported for the first quarter of 2012 and an increase of 61.9% from the $2.3 million reported for the second quarter of 2011. When compared to the first quarter of 2012, increases were primarily due to increases in mortgage fee income and SBA income of $262,000 and $441,000, respectively. When compared to the second quarter of 2011, increases were primarily due to increases in mortgage fee income and SBA income of $1.1 million and $568,000, respectively. During 2011, the Company's original mortgage origination platform was terminated and replaced with a more robust platform that increased mortgage origination volume and fee income. In addition, the Company's SBA division became operational during 2011.

Non-interest expense for the second quarter of 2012 increased $1.4 million compared to the first quarter of 2012, and was $4.3 million higher than the same year ago quarter. In comparison to the first quarter of 2012, loan, foreclosure and collection expenses increased by $1.7 million, of which $1.3 million was due to additional valuation adjustments on OREO properties. In comparison to the same year ago quarter, loan, foreclosure and collection expenses increased $1.2 million, of which $1.0 million was due to additional valuations adjustments on OREO properties. In addition, personnel costs increased $2.1 million during the second quarter of 2012 when compared to the same prior year quarter. Non-interest expenses remain elevated during 2012 due to our franchise growth. During the second quarter of 2012, there was $1.1 million of additional non-interest expense associated with acquisition and project related costs, including the Carolina Federal acquisition, compared to $1.2 million for the first quarter of 2012, which included the Regent and Blue Ridge acquisitions.

The Company's personnel costs remained relatively stable during the second quarter of 2012, having decreased $209,000 when compared to the first quarter of 2012. When compared to the same year ago quarter, personnel costs increased $2.1 million, or 27.1%, mainly due to the additional full-time equivalent employees from the fourth quarter 2011 acquisitions, as well as increases in personnel costs attributable to continued investments in the mortgage originations, SBA lending platforms and overall franchise growth. All of these personnel additions are expected to contribute to our long-term focus on driving both top line and fee income growth.

During the second quarter of 2012, occupancy and equipment expenses increased $519,000 when compared to the same quarter a year ago, and were $164,000 less than the previous quarter. Data processing expenses increased $95,000 from the same prior year quarter, and were stable from the previous quarter. Many of the increases are associated with the Company's acquisition activity, including the successful systems conversion of both Regent and Blue Ridge during the first quarter of 2012.

Professional and other services for the second quarter of 2012 increased $347,000 when compared to the same year ago quarter, and decreased by $124,000 when compared to the first quarter of 2012. Other expenses increased $468,000 during the second quarter when compared to the same year ago quarter, and were $294,000 greater than the first quarter of 2012, due to the above mentioned franchise growth.

Non-Interest Income / Non-Interest Expense
(dollars in thousands; unaudited)

	Three Months Ended			Six Months Ended
	6/30/2012	3/31/2012	6/30/2011	6/30/2012	6/30/2011
Non-interest income
Mortgage fees	$ 1,378	$ 1,116	$ 243	$ 2,494	$ 605
Service charges	749	738	868	1,487	1,695
Investment brokerage fees	229	240	227	469	384
Earnings on bank-owned life ins	395	410	420	805	845
Gain on sale of securities	-	1,619	79	1,619	136
Gain on acquisition	7,734	-	-	7,734	-
Other	1,197	1,686	534	2,883	1,131
Total non-interest income	$ 11,682	$ 5,809	$ 2,371	$ 17,491	$ 4,796

Non-interest expense
Salaries and employee benefits	$ 9,692	$ 9,901	$ 7,623	$ 19,593	$ 14,862
Occupancy and equipment	2,030	2,194	1,511	4,224	3,083
Data processing and supply	696	697	601	1,393	1,164
Advertising/business development	375	388	507	763	926
Professional and other services	1,221	1,345	874	2,566	1,870
FDIC insurance assessments	500	600	810	1,100	1,620
Loan, foreclosure and collection	3,145	1,476	1,916	4,621	3,992
Other	1,518	1,224	1,051	2,742	2,108
Total non-interest expense	$ 19,177	$ 17,825	$ 14,893	$ 37,002	$ 29,625

Asset Quality

Net loan charge-offs for the second quarter of 2012 were $9.1 million, which included $5.0 million of loans covered under loss-share agreements and the remaining $4.1 million were non-covered loan charge-offs. The Company's cost for the covered loan charge-offs was $920,000, with the remainder being reimbursed by the FDIC, combined with the $4.1 million of non-covered charge-offs, the Company incurred $5.1 million in charge-off losses, or 1.17% of average loans annualized compared to $3.8 million, or 0.89% reported for the first quarter of 2012.

Nonperforming assets not covered by loss-share were 2.26% of total assets and 5.92% including covered assets at June 30, 2012, compared to 2.07% and 6.51%, respectively, at March 31, 2012. The covered assets are covered by FDIC loss-share agreements that provide 80% protection on those assets and are being carried at estimated fair value.

	Asset Quality Information
	(dollars in thousands; unaudited)

	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011
Nonaccrual loans not covered by loss-share	$ 24,262	$ 17,481	$ 19,443	$ 29,841	$ 31,822
Nonaccrual loans covered by loss-share	61,695	69,797	67,854	61,712	62,259
OREO not covered by loss-share	23,655	25,212	20,927	22,736	24,289
OREO covered by loss-share	35,105	43,603	47,577	22,747	23,348
90 days past due covered by loss-share	5	652	5,425	23	-
Total nonperforming assets	$ 144,722	$ 156,745	$ 161,226	$ 137,059	$ 141,718
Nonperforming assets not covered by loss-share	$ 47,917	$ 42,693	$ 40,370	$ 52,577	$ 56,111

Total assets	$ 2,442,815	$ 2,408,890	$ 2,454,930	$ 2,197,758	$ 2,146,745
Total assets less covered assets	2,123,131	2,058,190	2,087,320	1,912,338	1,839,712

Total portfolio loans	1,760,287	1,724,626	1,709,483	1,572,566	1,528,547
Total accruing loans	1,674,330	1,637,348	1,622,186	1,481,013	1,434,466
Total portfolio loans less fair value loans	1,425,211	1,387,455	1,357,716	1,309,893	1,244,862
Total portfolio loans less covered loans	1,475,708	1,417,529	1,389,450	1,309,893	1,244,862

Total allowance for loan losses	40,856	36,722	31,008	24,177	23,373
Allowance for loans not covered by loss-share	27,284	24,272	23,899	24,177	23,373
Allowance for loans covered by loss-share	13,572	12,450	7,109	-	-

Ratio of nonperforming assets to total assets	5.92%	6.51%	6.57%	6.24%	6.60%
Not covered by loss-share	2.26%	2.07%	1.93%	2.75%	3.05%

Ratio of nonperforming loans to total portfolio loans	4.88%	5.10%	5.42%	5.82%	6.15%
Not covered by loss-share	1.64%	1.23%	1.40%	2.28%	2.56%

Ratio of allowance for loan losses to total portfolio loans	2.32%	2.13%	1.81%	1.54%	1.53%
Total portfolio loans less fair value loans to allowance not
covered by loss-share	1.91%	1.75%	1.76%	1.85%	1.88%

Net charge-offs, QTD	$ 9,077	$ 5,723	$ 10,036	$ 2,719	$ 3,985
Net charge-offs, non-covered portion, QTD (1)	5,053	3,779	7,015	2,719	3,985
Ratio of net charge-offs, non-covered portion, QTD to average portfolio loans, annualized (1)
	1.17%	0.89%	1.70%	0.70%	1.04%

Loans restructured/modified not included in above,
(not 90 days past due or on nonaccrual)	$ 36,674	$ 29,617	$ 41,516	$ 32,294	$ 30,036

(1) Non-covered portion represents the Company's non-covered charge-offs and the 20% portion of the charge-offs relating to loans covered under loss-share agreements.

During the second quarter of 2012, the Company recorded a provision for loan losses of $8.3 million, an increase from the $5.2 million recorded during the first quarter of 2012. Of the $8.3 million in provision expense, $7.1 million related to legacy non-covered loans and $1.2 million in related loss-share loans. During the second quarter of 2012, the Company recorded a gross provision of $6.0 million for loss-share loans, of which $4.8 million was recorded through a FDIC indemnification asset and the remaining $1.2 million was recorded through the Company's provision expense. The allowance for loan losses was $40.9 million at June 30, 2012, and $36.7 million at March 31, 2012. Loan loss reserves to total portfolio loans were 2.32% and 2.13% at June 30, 2012 and March 31, 2012, respectively, compared to 1.53% reported at June 30, 2011. Excluding the loans acquired that are marked to fair value, loan loss reserves to period-end loans not covered by loss-share increased from 1.75% reported at March 31, 2012 to 1.91% at June 30, 2012.

	Allowance for Loan Loss Summary
	(dollars in thousands; unaudited)
	At June 30, 2012
				Allowance
		Allowance		for
		for	Net	Loan Losses
	Loans	Loan Losses	Loans	%
Loans covered by loss-share, at fair value	$ 273,509	$ (13,572)	$ 259,937	4.96%
Loans not covered, at fair value	61,567	-	61,567	-
Loans, other	1,425,211	(27,284)	1,397,927	1.91%
Total portfolio loans	$ 1,760,287	$ (40,856)	$ 1,719,431	2.32%

Nonaccrual loans not covered by loss-share agreements totaled $24.3 million at June 30, 2012, an increase of $6.7 million compared to $17.6 million at March 31, 2012. Loans migrating into nonaccrual status during the quarter totaled $13.3 million, of which $4.6 million were from performing Troubled Debt Restructurings ("TDRs"). Nonaccrual loans covered by loss-share agreements totaled $61.7 million, a decrease of $8.1 million compared to $69.8 million at March 31, 2012.

TDRs increased $15.9 million during the second quarter of 2012 to $53.2 million, of which $8.9 million is covered under loss-share. The increase in TDRs is associated with performing loans that were modified and classified as TDRs and transferred to nonaccrual loans.

OREO at June 30, 2012 totaled $58.8 million, an increase of $11.1 million from June 30, 2011. This increase is associated with the $30.1 million of OREO added as part of the fourth quarter 2011 acquisition of Blue Ridge and $23.7 million of transfers to OREO during the six months ended June 30, 2012, offset by $25.2 million in sales and $9.0 million of valuation adjustments during the six months ended June 30, 2012.

At June 30, 2012, the carrying value of loans and OREO covered by loss-share agreements was $284.6 million and $35.1 million, respectively, with a corresponding indemnification receivable from the FDIC of $72.5 million. OREO not covered by loss-share agreements totaled $23.7 million at June 30, 2012, a decrease of $1.5 million from the $25.2 million reported at March 31, 2012. The change primarily consisted of $2.6 million in additions at fair value, $1.0 million in valuation adjustments, and $3.4 million in sales.

Capital Position

On June 30, 2012, shareholders' equity was $237.5 million at June 30, 2012, an increase of $73.7 million from December 31, 2011 and an increase of $79.9 million from June 30, 2011. During the second quarter of 2012, the Company successfully closed a $72.5 million private capital raise. Proceeds from the capital raise, after deducting issuance costs, totaled $68.3 million. The Company issued convertible preferred stock at the time of closing the capital raise. On July 17, 2012, shareholders of the Company approved the conversion of the preferred stock into common stock. With the preferred shares fully converted, the tangible common book value per share was $8.36, a decrease from $9.60 at December 31, 2011 and $9.05 at June 30, 2011.

All of the Bank's and Company's capital ratios exceeded the minimum thresholds established for a well-capitalized bank by regulatory measures.

On July 17, 2012, the Board of Directors of BNC Bancorp declared a $0.05 per share quarterly cash dividend on its common stock and Series B Preferred stock, payable August 24, 2012 to shareholders of record on August 10, 2012.

About BNC Bancorp and Bank of North Carolina

Headquartered in High Point, NC, BNC Bancorp is the parent company of Bank of North Carolina, a commercial bank with $2.4 billion in assets. Bank of North Carolina provides a complete line of banking and financial services to individuals and businesses through its 32 banking offices in North and South Carolina. The Bank's eight locations in South Carolina operate as BNC Bank. Bank of North Carolina is insured by the FDIC and is an equal housing lender. BNC Bancorp's stock is traded and quoted in the NASDAQ Capital Market under the symbol "BNCN."

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States. BNC Bancorp's management uses these "non-GAAP" measures such as "core" or "recurring" earnings in their analysis of the Company's performance. Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

Congress passed the Private Securities Litigation Act of 1995 in an effort to encourage corporations to provide information about companies' anticipated future financial performance. This act provides a safe harbor for such disclosure, which protects the companies from unwarranted litigation if actual results are different from management expectations. This press release contains forward-looking statements relating to the financial condition, results of operations and business of BNC Bancorp and the Bank. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of BNC Bancorp, and the information available to management at the time that this press release was prepared. Factors that could cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (i) general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit or other services; (ii) expected cost savings and other benefits anticipated in connection with our acquisitions of Carolina Federal, Beach First, Regent, and Blue Ridge may not be fully realized or realized within the expected time frame; (iii) the performance of our mortgage and SBA division; and (iv) anticipated acquisition opportunities may be available on terms acceptable to BNC Bancorp or at all. Additional factors affecting BNC Bancorp and the Bank are discussed in BNC Bancorp's filings with the Securities and Exchange Commission (the "SEC"), Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Please refer to the Securities and Exchange Commission's website at www.sec.gov where you can review those documents. BNC Bancorp does not undertake a duty to update any forward-looking statements made in this press release.

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except share and per share data)
(Unaudited)	For the
	Three Months Ended
	June 30, 2012	June 30, 2011	% Change
SUMMARY STATEMENTS OF OPERATIONS
Interest income	$ 26,298	$ 24,787	6.1%
Interest expense	8,142	8,021	1.5
Net interest income	18,156	16,766	8.3
Provision for loan losses	8,330	3,032	174.7
Net interest income after provision for loan losses	9,826	13,734	(28.5)
Non-interest income	11,682	2,371	392.7
Non-interest expense	19,177	14,893	28.8
Income before income tax benefit	2,331	1,212	92.3
Income tax expense (benefit)	40	(381)	(110.5)
Net income	2,291	1,593	43.8
Preferred stock dividends and discount accretion	601	601	0.0
Net income available to common shareholders	$ 1,690	$ 992	70.4

PER SHARE DATA
Earnings per share, basic	$ 0.13	$ 0.10	30.0%
Earnings per share, diluted	0.13	0.10	30.0
Tangible common book value per share*	8.36	9.05	(7.6)

Weighted average participating common shares:
Basic	13,549,462	10,869,868
Diluted	13,556,434	10,886,162
Period-end number of shares:
Common	9,153,886	9,075,395
Convertible preferred	12,161,191	1,804,566

PERFORMANCE RATIOS
Return on average assets	0.38%	0.30%
Return on average common equity	5.63%	3.67%
Return on average tangible common equity	7.40%	4.96%
Net interest margin (FTE)	3.71%	3.84%
Net interest margin w/o hedging expense (FTE)	4.08%	4.06%
Average equity to average assets	7.69%	7.25%
Allowance for loan losses as a % of portfolio loans	2.32%	1.53%
Nonperforming assets to total assets, end of period	5.92%	6.60%
Nonperforming assets not covered by loss share	2.26%	3.05%
Ratio of net charge-offs, with covered portion, to average total loans, annualized	1.17%	1.04%

SELECTED FINANCIAL DATA
Gain on sale of investment securities, net	$ -	$ 79
Acquisition gains	7,734	-
Fair value accretion	1,028	1,403
FDIC related income	238	-
Hedging instrument expense	1,874	1,022
OREO valuation adjustments	2,038	1,018
Merger related expenses	1,098	-

*	Calculation includes convertible preferred shares at June 30, 2012.

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except share and per share data)
(Unaudited)	For the
	Six Months Ended
	June 30, 2012	June 30, 2011	% Change
SUMMARY STATEMENTS OF OPERATIONS
Interest income	$ 53,477	$ 49,829	7.3%
Interest expense	16,709	16,385	2.0
Net interest income	36,768	33,444	9.9
Provision for loan losses	13,509	6,532	106.8
Net interest income after provision for loan losses	23,259	26,912	(13.6)
Non-interest income	17,491	4,796	264.7
Non-interest expense	37,002	29,625	24.9
Income before income tax expense	3,748	2,083	79.9
Income tax benefit	(268)	(1,028)	(73.9)
Net income	4,016	3,111	29.1
Preferred stock dividends and discount accretion	1,202	1,202	0.0
Net income available to common shareholders	$ 2,814	$ 1,909	47.4

PER SHARE DATA
Earnings per share, basic	$ 0.24	$ 0.19	26.3%
Earnings per share, diluted	0.24	0.19	26.3
Tangible common book value per share*	8.36	9.05	(7.6)

Weighted average participating common shares:
Basic	12,229,989	10,865,177
Diluted	12,237,822	10,882,325
Period-end number of shares:
Common	9,153,886	9,075,395
Convertible preferred	12,161,191	1,804,566

PERFORMANCE RATIOS
Return on average assets	0.33%	0.29%
Return on average common equity	4.89%	3.60%
Return on average tangible common equity	6.52%	4.90%
Net interest margin (FTE)	3.75%	3.86%
Net interest margin w/o hedging expense (FTE)	4.11%	4.07%
Average equity to average assets	7.12%	7.17%
Allowance for loan losses as a % of portfolio loans	2.32%	1.53%
Nonperforming assets to total assets, end of period	5.92%	6.60%
Nonperforming assets not covered by loss share	2.26%	3.05%
Ratio of net charge-offs, with covered portion, to average total loans, annualized	1.03%	1.06%

SELECTED FINANCIAL DATA
Gain on sale of investment securities, net	$ 1,619	$ 136
Acquisition gains	7,734	-
Fair value accretion	2,500	2,525
FDIC related income	1,390	-
Hedging instrument expense	3,793	2,044
OREO valuation adjustments	2,741	2,031
Merger related expenses	2,289	-

*	Calculation includes convertible preferred shares at June 30, 2012.

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except share and per share data)
(Unaudited)	For the
	Three Months Ended
	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
SUMMARY STATEMENTS OF OPERATIONS
Interest income	$ 26,298	$ 27,179	$ 28,449	$ 25,065	$ 24,787	$ 25,042
Interest expense	8,142	8,567	8,338	8,197	8,021	8,364
Net interest income	18,156	18,612	20,111	16,868	16,766	16,678
Provision for loan losses	8,330	5,179	8,158	3,524	3,032	3,500
Net interest income after provision for loan losses	9,826	13,433	11,953	13,344	13,734	13,178
Non-interest income	11,682	5,809	12,168	3,839	2,371	2,425
Non-interest expense	19,177	17,825	23,525	14,715	14,893	14,732
Income before income tax expense (benefit)	2,331	1,417	596	2,468	1,212	871
Income tax expense (benefit)	40	(308)	(801)	46	(381)	(647)
Net income	2,291	1,725	1,397	2,422	1,593	1,518
Preferred stock dividends and discount accretion	601	601	601	601	601	601
Net income available to common shareholders	$ 1,690	$ 1,124	$ 796	$ 1,821	$ 992	$ 917

Net interest income, as reported	$ 18,156	$ 18,612	$ 20,111	$ 16,868	$ 16,766	$ 16,678
Tax-equivalent adjustment	1,467	1,365	1,406	1,392	1,322	1,475
Net interest income, tax-equivalent	$ 19,623	$ 19,977	$ 21,517	$ 18,260	$ 18,088	$ 18,153

PER SHARE DATA
Earnings per share, basic	$ 0.13	$ 0.11	$ 0.08	$ 0.18	$ 0.10	$ 0.09
Earnings per share, diluted	0.13	0.11	0.08	0.18	0.10	0.09

Weighted average participating common shares:
Basic	13,549,462	10,910,515	10,894,799	10,884,801	10,869,868	10,860,434
Diluted	13,556,434	10,920,400	10,913,746	10,899,653	10,886,162	10,878,950
Period-end number of shares:
Common	9,153,886	9,113,501	9,100,890	9,085,580	9,075,395	9,059,809
Convertible preferred	12,161,191	1,804,566	1,804,566	1,804,566	1,804,566	1,804,566

PERFORMANCE RATIOS
Return on average assets	0.38%	0.29%	0.24%	0.44%	0.30%	0.29%
Return on average common equity	5.63%	4.09%	2.78%	6.47%	3.67%	3.53%
Return on average tangible common equity	7.40%	5.53%	3.72%	8.65%	4.96%	4.84%
Net interest margin (FTE)	3.71%	3.80%	4.18%	3.79%	3.84%	3.87%
Net interest margin w/o hedging expense (FTE)	4.08%	4.17%	4.51%	4.12%	4.06%	4.09%
Average equity to average assets	7.69%	6.55%	6.83%	7.29%	7.25%	7.08%
Nonperforming assets to total assets, end of period	5.92%	6.51%	6.57%	6.24%	6.60%	6.54%
Nonperforming assets not covered by loss share	2.26%	2.07%	1.93%	2.75%	3.05%	3.03%
Ratio of net charge-offs, with covered portion, to average total loans, annualized	1.17%	0.89%	1.79%	0.70%	1.04%	1.07%

SELECTED FINANCIAL DATA
Gain on sale of investment securities, net	$ -	$ 1,619	$ 34	$ 1,032	$ 79	$ 57
Acquisition gains	7,734	-	7,800	-	-	-
Fair value accretion	1,028	1,472	3,113	1,020	1,403	1,122
FDIC related income	238	1,152	1,286	250	-	-
Hedging instrument expense	1,874	1,919	1,699	1,375	1,022	1,022
OREO valuation adjustments	2,038	703	6,549	936	1,018	1,013
Merger related expenses	1,098	1,191	723	-	-	-

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands)
(Unaudited)	As of
	June 30, 2012	June 30, 2011	% Change
SELECTED BALANCE SHEET DATA
End of period balances
Loans:
Loans not covered by loss share	$ 1,475,708	$ 1,244,862	18.5%
Loans covered by loss share	284,579	283,685	0.3
Allowance for loan losses	(40,856)	(23,373)	74.8
Net loans	1,719,431	1,505,174	14.2
Loans held for sale	17,793	1,909	832.1
Investment securities	334,382	339,381	(1.5)
Intangible assets	28,943	28,249	2.5
Total assets	2,442,815	2,146,745	13.8

Deposits:
Non-interest bearing deposits	180,238	128,694	40.1
Interest-bearing demand and savings	960,597	835,967	14.9
Time deposits	948,658	885,922	7.1
Total deposits	2,089,493	1,850,583	12.9
Borrowed funds	106,184	129,833	(18.2)
Total interest-bearing liabilities	2,015,439	1,851,722	8.8
Shareholders' equity:
Preferred equity	115,946	47,158	145.9
Common equity	117,843	113,400	3.9
Accumulated other comprehensive income (loss)	3,750	(2,989)	(225.5)
Total shareholders' equity	237,539	157,569	50.8

	As of
	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
SELECTED BALANCE SHEET DATA
End of period balances
Loans:
Loans not covered by loss share	1,475,708	$ 1,417,529	$ 1,389,450	$ 1,309,893	$ 1,244,862	$ 1,227,291
Loans covered by loss share	284,579	307,097	320,033	262,673	283,685	301,436
Allowance for loan losses	(40,856)	(36,722)	(31,008)	(24,177)	(23,373)	(24,325)
Net loans	1,719,431	1,687,904	1,678,475	1,548,389	1,505,174	1,504,402
Loans held for sale	17,793	19,967	9,596	6,753	1,909	1,679
Investment securities	334,382	342,739	379,257	348,989	339,381	333,265
Intangible assets	28,943	28,980	29,115	28,154	28,249	28,343
Total assets	2,442,815	2,408,890	2,454,930	2,197,758	2,146,745	2,157,280

Deposits:
Non-interest bearing deposits	180,238	162,857	145,688	130,978	128,694	116,286
Interest-bearing demand and savings	960,597	956,784	909,402	833,190	835,967	849,392
Time deposits	948,658	996,831	1,063,097	871,436	885,922	905,173
Total deposits	2,089,493	2,116,472	2,118,187	1,835,604	1,850,583	1,870,851
Borrowed funds	106,184	117,844	163,924	190,172	129,833	120,939
Total interest-bearing liabilities	2,015,439	2,071,459	2,136,423	1,894,798	1,851,722	1,875,504
Shareholders' equity:
Preferred equity	115,946	47,518	47,398	47,278	47,158	47,038
Common equity	117,843	116,284	115,447	114,924	113,400	112,685
Accumulated other comprehensive income (loss)	3,750	1,561	1,010	373	(2,989)	(5,512)
Total shareholders' equity	237,539	165,363	163,855	162,575	157,569	154,211

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands)
(Unaudited)

	For the Three Month Period Ended
	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
SELECTED BALANCE SHEET DATA
Quarterly average balances
Loans:
Loans not covered by loss share	$ 1,453,522	$ 1,406,611	$ 1,358,455	$ 1,274,531	$ 1,238,661	$ 1,210,550
Loans covered by loss share	295,838	313,339	291,353	273,179	292,561	305,389
Total loans	1,749,360	1,719,950	1,649,808	1,547,710	1,531,222	1,515,939
Investment securities, at amortized cost	324,010	346,192	345,613	334,709	323,661	352,480
Total earning assets	2,121,597	2,112,991	2,040,766	1,913,794	1,888,007	1,901,574
Total assets	2,423,459	2,415,639	2,359,374	2,179,220	2,144,753	2,150,436

Deposits:
Non-interest bearing deposits	181,983	152,239	139,928	129,390	123,398	110,957
Interest-bearing demand and savings	952,747	936,871	887,136	832,536	839,169	845,630
Time deposits	969,292	1,034,249	1,015,273	889,363	884,100	887,338
Total deposits	2,104,022	2,123,359	2,042,337	1,851,289	1,846,667	1,843,925
Borrowed funds	121,946	125,624	135,118	159,213	137,020	144,783
Total interest-bearing liabilities	2,043,985	2,096,744	2,037,527	1,881,112	1,860,289	1,877,751
Shareholders' equity	186,986	158,114	161,039	158,926	155,584	152,250

LOAN MIX AND STRATIFICATION STATISTICS
BNC BANCORP
(Dollars in millions)
(Unaudited)
	As of June 30,
	2012	2011	% Change
Loans Not Covered Under Loss Share Agreements:
Construction, A&D, and Land	$ 189.2	$ 196.6	(3.8)
Residential Construction	22.1	24.9	(11.2)
Presold	12.6	12.2	3.3
Speculative	9.5	12.7	(25.2)
Loan size - over $400,000	2.4	3.8	(36.8)
Loan size - $200,000 to $400,000	2.2	3.7	(40.5)
Loan size - under $200,000	4.9	5.2	(5.8)

Commercial Construction	71.3	54.4	31.1
Loan size - $5 million and over	9.5	12.6	(24.6)
Loan size - $3 million to $5 million	8.4	7.8	7.7
Loan size - $1 million to $3 million	36.9	20.9	76.6
Loan size - under $1 million	16.5	13.1	26.0

Residential and Commercial A&D	15.0	22.0	(31.8)
Loan size - $5 million to $6 million	-	6.0	(100.0)
Loan size - $3 million to $5 million	3.1	-	-
Loan size - $1 million to $3 million	7.4	12.1	(38.8)
Loan size - under $1 million	4.5	3.9	15.4

Land	80.8	95.3	(15.2)
Residential Buildable Lots	25.6	36.0	(28.9)
Commercial Buildable Lots	13.3	13.5	(1.5)
Land Held for Development	25.2	26.6	(5.3)
Raw and Agricultural Land	16.7	19.2	(13.0)

Commercial Real Estate	$ 803.5	$ 605.8	32.6
Multi-Family	43.2	34.4	25.6
Churches	36.8	28.2	30.5
Retail	585.1	425.1	37.6
Owner Occupied	179.3	136.6	31.3
Investment	405.8	288.5	40.7
Loan size - $5 million to $9 million	74.2	51.7	43.5
Loan size - $3 million to $5 million	57.7	54.3	6.3
Loan size - $1 million to $3 million	163.3	98.5	65.8
Loan size - under $1 million	110.6	84.0	31.7

Industrial	138.4	118.1	17.2
Owner Occupied	69.6	59.6	16.8
Investment	68.8	58.5	17.6
Loan size - $5 million to $6 million	-	-	-
Loan size - $3 million to $5 million	4.2	7.6	(44.7)
Loan size - $1 million to $3 million	37.2	26.0	43.1
Loan size - under $1 million	27.4	24.9	10.0

LOAN MIX AND STRATIFICATION STATISTICS
BNC BANCORP
(Dollars in millions)
(Unaudited)	Trends
	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011
Loans Not Covered Under Loss Share Agreements:
Construction, A&D, and Land	$ 189.2	$ 194.5	$ 203.2	$ 212.8	$ 196.6
Residential Construction	22.1	25.6	25.0	25.2	24.9
Presold	12.6	14.5	13.4	13.6	12.2
Speculative	9.5	11.1	11.6	11.6	12.7
Loan size - over $400,000	2.4	2.7	2.9	1.5	3.8
Loan size - $200,000 to $400,000	2.2	3.3	3.4	1.0	3.7
Loan size - under $200,000	4.9	5.1	5.3	9.1	5.2

Commercial Construction	71.3	72.3	71.7	73.5	54.4
Loan size - $5 million and over	9.5	9.5	9.3	14.1	12.6
Loan size - $3 million to $5 million	8.4	7.7	8.5	8.7	7.8
Loan size - $1 million to $3 million	36.9	39.2	32.4	34.5	20.9
Loan size - under $1 million	16.5	15.9	21.5	16.2	13.1

Residential and Commercial A&D	15.0	14.1	14.0	21.6	22.0
Loan size - $5 million to $6 million	-	-	-	6.1	6.0
Loan size - $3 million to $5 million	3.1	-	-	-	-
Loan size - $1 million to $3 million	7.4	10.1	10.1	11.1	12.1
Loan size - under $1 million	4.5	4.0	3.9	4.4	3.9

Land	80.8	82.5	92.5	92.5	95.3
Residential Buildable Lots	25.6	26.8	32.8	33.1	36.0
Commercial Buildable Lots	13.3	13.1	15.3	13.5	13.5
Land Held for Development	25.2	25.3	25.4	26.1	26.6
Raw and Agricultural Land	16.7	17.3	19.0	19.8	19.2

Commercial Real Estate	$ 803.5	$ 759.9	$ 723.5	$ 649.5	$ 605.8
Multi-Family	43.2	38.2	38.1	34.4	34.4
Churches	36.8	37.0	36.5	36.2	28.2
Retail	585.1	552.7	515.9	457.7	425.1
Owner Occupied	179.3	162.0	153.4	137.5	136.6
Investment	405.8	390.7	362.5	319.9	288.5
Loan size - $5 million to $9 million	74.2	74.7	80.3	61.9	51.7
Loan size - $3 million to $5 million	57.7	65.3	56.9	61.2	54.3
Loan size - $1 million to $3 million	163.3	146.9	130.1	107.8	98.5
Loan size - under $1 million	110.6	103.8	95.2	89.0	84.0

Industrial	138.4	132.0	133.0	121.2	118.1
Owner Occupied	69.6	65.9	64.2	61.1	59.6
Investment	68.8	66.1	68.8	60.1	58.5
Loan size - $5 million to $6 million	-	-	-	-	-
Loan size - $3 million to $5 million	4.2	4.2	7.5	7.6	7.6
Loan size - $1 million to $3 million	37.2	34.8	35.2	27.2	26.0
Loan size - under $1 million	27.4	27.1	26.1	25.3	24.9

CONTACT: W. Swope Montgomery, Jr., President and CEO, +1-336-869-9200